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Exhibit 21.1

                              Subsidiaries of the
                                   Registrant


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

Name                                         Jurisdiction of Incorporation
----                                         -----------------------------
GO Software Inc.                             Washington
CardSecure, Inc.                             Delaware
3019542 Nova Scotia Company                  Nova Scotia
3019543 Nova Scotia Company                  Nova Scotia
3037952 Nova Scotia Company                  Nova Scotia
WebCentric, Inc.                             Kansas
SpeedyClick, Corp.                           California
Cortix Inc.                                  Arizona
AXC Corporation                              Washington
Shamu Acquisition, Inc.                      Washington

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